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                                                                DATED - 04/04/97

                           FIRST AMENDED AND RESTATED

                              STOCK OPTION PLAN OF

                           RENAISSANCE COSMETICS, INC.



     1. PURPOSE. The purpose of this First Amended and Restated Stock Option Plan (the "Plan") of Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons who provide management or other services or upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

          (a)  "Board" shall mean the Company's Board of Directors.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          (c) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

          (d) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

          (e)  "Director" shall mean a member of the Board.

          (f) "Fair Market Value" of the Common Stock on any date of reference shall be the Closing Price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if clause (i) is not applicable, if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of

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automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iii) if neither of clauses (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated or other comparable service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days, or (iv) if none of clauses (i), (ii) or (iii) is applicable, the fair value of the Common Stock as determined by the Committee.

          (g) "Option Agreement" means the agreement between the Company and the Optionee to evidence the grant of an Option in the form attached hereto as Exhibit A, or such other form of Option as the Committee may from time to time approve.

          (h)  "Option" shall mean any stock option granted under this Plan.

          (i) "Optionee" shall mean a person to whom an Option is granted or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          (j)  "Share(s)" shall mean a share (or shares) of the Common Stock.

     3. SHARES AND OPTIONS. Subject to Section 10 hereof, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to 111,320 Shares of Common Stock (136,320 Shares of Common Stock from and after February __, 1997). If any Option shall terminate, expire, or be canceled or surrendered unexercised as to any Shares, or cease for any reason to be exercisable, new Options may thereafter be granted covering such Shares.
Options granted hereunder may be either "Incentive Stock Options" (as defined in Section 422 of the Code) or "Nonstatutory Stock Options" (I.E., an option that is not an Incentive Stock Option), as determined by the Committee at the time of grant and as specified in the applicable Option Agreement.

     4. DOLLAR LIMITATION FOR INCENTIVE STOCK OPTIONS. Anything to the contrary notwithstanding, the Committee shall not grant and no Optionee may exercise Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Code Section 424) exceeds $100,000. Any option (or portion thereof) granted in excess of that amount shall be treated as a Nonstatutory Stock Option.

     5.   CONDITIONS FOR GRANT OF OPTIONS.

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          (a)  Upon the grant of each Option, the Company and the Optionee shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions not inconsistent with this Plan as the Committee may determine. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company (including officers) and all directors (whether or not employees); provided, however, that no Incentive Stock Option may be granted to a director who is not also an employee of the Company.

          (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters.

The Committee may from time to time in granting Options prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time.

          (c) The Options granted to Optionees shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment or other relationship with the Company. Neither this Plan nor any Option shall confer upon any person any right to employment or continuance of employment or other relationship by the Company.

     6. EXERCISE PRICE. The exercise price per Share of any Option shall be the price determined by the Committee.

     7.   EXERCISE OF OPTIONS.

          (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been received by the Company, (iii) the Optionee has delivered to the Company executed copies of each agreement (including but not limited to any stockholders agreement and any undertaking or representation pursuant to applicable securities laws), document or instrument required to be signed by the Optionee in connection with the issuance of Shares pursuant to the Option, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable withholding requirements. To the extent permitted by the Committee in any Option and in accordance with the terms of the applicable Option

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Agreement, the exercise price of any Shares purchased may be paid in whole or in part in cash, by certified or official bank check or personal check, by money order, by promissory note, with Shares (valued at their Fair Market Value on the date the Option is exercised) or by a combination of the above. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall, at the Committee's option, (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime or equivalent rate of the Company's principal lender or such other rate as the Committee shall determine, and (iv) contain such other terms as the Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan; provided, however, that, until such stock certificate is issued, any Optionee using previously acquired Shares in payment of all or part of the exercise price of an Option shall continue to have the rights of a stockholder with respect to such previously acquired Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

          (b) Each Option shall be exercisable during the Optionee's lifetime only by the Optionee. As a condition of exercise of any Option, the Committee may, in its sole discretion, require the Optionee to agree to become bound by, and a party to, any stockholder agreements affecting the Common Stock, including but not limited to the stockholders agreement attached to the Option Agreement. These agreements will restrict the Optionee's disposition of the Shares, permit the Company to repurchase the Shares upon certain events and/or require the Optionee to sell his Shares upon certain events. These agreements may include, without limitation, provisions (i) restricting transfers of Shares, (ii) requiring the Optionee to sell his Shares on the same terms and conditions as agreed to by a percentage of the Company's stockholders and/or (iii) granting the Company an option to repurchase the Optionee's Shares upon termination of the Optionee's employment or association with the Company or upon an involuntary transfer of such Shares pursuant to divorce, creditors' lien, and other events.

     8.   EXERCISABILITY OF OPTIONS.

          (a) An Option becomes exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in the Option Agreement, except as otherwise provided in this Section 8,

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          (b)  The expiration date of an Option shall be determined by the
Committee at the time of grant and stated in the Option Agreement, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant of the Option.

          (c) The Committee may, in its sole discretion, accelerate the date on which any Option may be exercised.

     9.   TERMINATION OF OPTION PERIOD.

          (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the earliest to occur of the following:

               (i) the date on which the Optionee's employment is voluntarily terminated without the written consent of the Company;

               (ii) the date on which the Optionee's employment is terminated for cause;

               (iii) 60 days after the date of termination of the Optionee's employment (or, in the case of a nonemployee director, the date the Optionee ceases to be a director) by reason of death, disability or retirement of the Optionee or any reason other than as set forth in items (i) and (ii) of this Section 9(a); or

               (iv) upon the expiration date specified in the Option Agreement, but in any event no later than ten years after the date of grant of the Option.

          (b) The Committee, in its sole discretion, may, by giving the Optionee written notice (a "Cancellation Notice"), cancel, effective upon the date of the consummation of any merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive or sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, any Option that remains unexercised on such date. Any Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after stockholder approval of such corporate transaction.

     10.  ADJUSTMENT OF SHARES.

          (a) If at any time while this Plan is in effect or unexercised Options are outstanding there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

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               (i)  appropriate adjustment shall be made in the maximum number of Shares available for grant hereunder, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Subject to the specific terms of any Option, the Committee may change the terms of outstanding Options, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction.

          (c) The issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon the conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to the outstanding Options.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above or equal with the Shares subject to outstanding Options, (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11. TRANSFERABILITY OF OPTIONS. No Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution, nor shall any Option be pledged or in any way encumbered.

     12. ISSUANCE OF SHARES. As a condition of exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

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          (a)  a representation and warranty by the Optionee to the Company, at the time any option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and endorsed upon the Share certificates and that any subsequent resale or distribution of the Shares by the Optionee will be made only pursuant to a registration statement under the Securities Act of 1933 or an exemption from the registration requirements of that act and that in claiming the applicability of any such exemption, the Optionee shall prior to any offer or sale of the Shares provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of the exemption.

     13.  ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by a Committee of the Board, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan and shall have no liability of any kind for any action taken in good faith.

          (b) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

     14. OPTIONS FOR 10% STOCKHOLDERS. Notwithstanding any other provisions of this Plan to the contrary, no Incentive Stock Option shall be granted hereunder to any person owning directly or indirectly at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Code) at the date of grant) unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     15. INTERPRETATION. This Plan shall be administered and interpreted so that all Options granted hereunder as Incentive Stock Options will qualify as such under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been

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included herein.  The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive. This Plan shall be governed by the laws of the state of Delaware. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16.  TERM OF PLAN, AMENDMENT AND TERMINATION OF THE PLAN.

          (a) The Board adopted this Plan for the first time on January __, 1995 and the Company's stockholders subsequently approved the adoption of the Plan. The Board amended the Plan in April 1995. The Plan, as so amended, is referred to herein as the "Original Plan". The Original Plan, as amended from time to time, became effective on January __, 1995 (the date of its adoption by the Board), and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto.

          (b) The Original Plan covered an aggregate of up to 111,320 Shares of Common Stock. On February 6, 1997, the Board adopted an amendment to the Original Plan to increase the number of Shares of Common Stock subject to the Plan to an aggregate of up to 136,320 and instructed Company's legal counsel to prepare the First Amended and Restated Stock Option Plan to reflect such amendment and such other changes as were necessary or desirable in connection therewith to effect such amendment (the "Restated Plan"). The Board intends to submit the Restated Plan to the Company's stockholders for approval at the first regularly scheduled or special meeting of Company stockholders to be held on or before February 6, 1998. Options may be granted covering in excess 111,320 Shares of Common Stock (up to an aggregate of 136,320 Shares of Common Stock) prior to the stockholders approving the Restated Plan ("Excess Options"), but such Excess Options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval, provided that the date of grant of any Options granted hereunder shall be determined as if the Restated Plan had not been subject to such approval.

          (c) All references herein to the Plan prior to February 6, 1997, shall mean the Original Plan. All references herein to the Plan on and after February 6, 1997, shall mean the Restated Plan, as amended from time to time.

          (d) The Board may from time to time amend this Plan or any Option; PROVIDED, HOWEVER, that, except to the extent provided in Section 10, no such amendment may (i) without approval by the Company's stockholders, increase the number of Shares covered by this Plan (i.e., reserved for the grant of Options hereunder) or change the class of persons eligible to receive Options, or involve any other change or modification requiring stockholder approval pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, but only if and to the extent such section is applicable,
(ii) permit the granting of Options that expire

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beyond the maximum ten-year period described in Section 8(a), or (iii) extend the termination date of this Plan as set forth in Section 16(a); and, PROVIDED, FURTHER, that, except to the extent specifically provided otherwise in Section 9, no amendment of this Plan or any Option issued hereunder shall materially impair any Option previously granted to any Optionee without the consent of such Optionee.

          (e) The Board may at any time terminate or suspend this Plan. Any such termination or suspension shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while this Plan is suspended or after it is terminated. The rights and obligations under any Option granted to any Optionee while this Plan is in effect shall not be altered or impaired by the suspension or termination of this Plan without the consent of such Optionee.

     17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of this Plan.

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